ATTACHMENT FOR CURRENT FILING OF N-SAR SUB-ITEM 77Q1

Expense Limitation Agreement

1. Expense Limitation Agreement between John Hancock Funds II and John Hancock Investment Management Services, LLC.

December 17, 2008

To the Trustees of: John Hancock Funds II

601 Congress Street Boston, MA 02210

Re:	Amended and Restated Expense Limitation Agreement and Voluntary Expense Limitation Notice

With reference to the Advisory Agreement dated October 17, 2005, as amended, entered into by and between John Hancock Investment Management Services, LLC (the “Adviser”) and John Hancock Funds II (the “Trust”), on behalf of each series of the Trust (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1. The Adviser agrees to contractually waive its management fee for each Fund and, to the extent necessary, bear other expenses, as set forth in Appendices A, B, C, D, E, F, G and H hereto.

2. The Adviser will voluntarily waive its management fee for each Fund and, to the extent necessary, bear other expenses, as set forth in Appendices I, J and K hereto.

3. We understand and intend that you will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statement on Form N-1A for the Trust and the Funds with the Securities and Exchange Commission and in accruing each Fund’s expenses for purposes of calculating its net asset value per share and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit you so to rely.

Very truly yours,

JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC

By:	_/s/ Jeffrey H. Long
Jeffrey H. Long
Chief Financial Officer

By:	_/s/ Charles Rizzo
Charles Rizzo
Senior Vice President

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APPENDIX A

Advisory Fee Contractual Reimbursement –Lifestyle Portfolios Only Class Specific

The expense reimbursement set forth in this Appendix shall apply to the following classes of shares of each Lifestyle Portfolio (each a “Lifestyle Class”):

Class A Class B Class C Class R Class R1 Class R2 Class R3 Class R4 Class R5

“Expenses” mean the following expenses attributable to a Lifestyle Class: (a) blue sky fees and (b) printing and postage.

The Adviser contractually agrees to make payment to a Lifestyle Class of a Lifestyle Portfolio in an amount equal to the amount by which the Expenses of the Lifestyle Class of the Lifestyle Portfolio exceed 0.09% of average annual net assets (on an annualized basis) attributable to the Lifestyle Class of the Lifestyle Portfolio.

This expense reimbursement shall continue in effect until May 1, 2009 and thereafter until terminated by the Adviser on notice to the Trust.

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APPENDIX B

Advisory Fee Contractual Reimbursement –Lifecycle Portfolios Only Class Specific

The expense reimbursement set forth in this Appendix shall apply to the following classes of shares of each Lifecycle Portfolio (each a “Lifecycle Class”):

Lifecycle 2010 Lifecycle 2015 Lifecycle 2020 Lifecycle 2025 Lifecycle 2030 Lifecycle 2035 Lifecycle 2040 Lifecycle 2045 Lifecycle Retirement

The Adviser agrees to make payment to a Lifecycle Class of a Lifecycle Portfolio in an amount equal to the amount by which the Expenses of the Lifecycle Class of the Lifecycle Fund exceed the percentage of average annual net assets (on an annualized basis) attributable to the Lifecycle Class of the Lifecycle Portfolio as follows:

Class A:	0.50%
Class B:	1.20%
Class C:	1.20%
Class R:	1.05%
Class R1:	0.80%
Class R2:	0.55%
Class R3:	0.70%
Class R4:	0.40%
Class R5:	0.10%
Class 1:	0.05%

“Expenses” means all expenses attributable to a Lifecycle Class, excluding fund level and advisory fees, underlying fund expenses, taxes, brokerage commissions, interest, litigation and indemnification expenses, other extraordinary expenses not incurred in the ordinary course of the business, and fees under any agreement or plans of the Lifecycle Portfolio dealing with services for shareholders and others with beneficial interests in shares of the Lifecycle Portfolio.

This expense reimbursement shall continue in effect until December 31, 2009 and thereafter until terminated by the Adviser on notice to the Trust.

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APPENDIX C

Class Specific Expense Limitations

For purposes of this Appendix:

“Expenses” means all the expenses of a class of shares of a Fund but excluding: (i) taxes, (ii) brokerage commissions, (iii) interest, (iv) short dividend, (v) acquired fees, (vi) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (vii) fund level including advisory fees and (viii) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Trust.

“Expense Limit” means the percentage of average annual net assets (on an annualized basis) attributable to a class of shares of the Funds set forth below.

The Adviser agrees to make payment to a specific class of shares of the Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below.

The Expense Limit for the classes of shares of the Funds indicated below for the purposes of this Appendix shall be as follows:

	Classes:

Fund:	A	B	C	1

Absolute Return**	0.50%	1.20%	1.20%	0.05
				%

Retirement Distribution*	0.35%	--	--	--

Retirement Rising Distribution*	0.35%	--	--	--

*This expense reimbursement shall continue in effect until December 31, 2008 and thereafter until terminated by the Adviser on notice to the Trust.

**This expense reimbursement shall continue in effect until December 31, 2009 and thereafter until terminated by the Adviser on notice to the Trust.

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APPENDIX D

Advisory Fee Contractual Reimbursement –Lifecycle Portfolios Only Fund Level

The expense reimbursement set forth in this Appendix shall apply to the Lifecycle Portfolios at the fund level.

The Adviser agrees to make payment to the Lifecycle Portfolios in an amount equal to the amount by which the certain Portfolio level expenses of the Lifecycle Portfolios exceed 0.09% of average annual net assets (on an annualized basis) attributable to the Lifecycle Portfolios. Such expenses exclude (a) management fees, (b) Rule 12b-1 fees, (c) transfer agency fees and service fees, (d) taxes, (e) portfolio brokerage commissions, (f) interest (g) underlying fund expenses, (h) printing and postage, (i) blue sky, (j) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the business of the Lifecycle Portfolios, and (k) fees under any agreement or plans of the Lifecycle Portfolio dealing with services for shareholders and others with beneficial interests in shares of the Lifecycle Portfolio.

This expense reimbursement shall continue in effect until December 31, 2009 and thereafter until terminated by the Adviser on notice to the Trust.

D-1

APPENDIX E

Advisory Fee Contractual Reimbursement –All In Cap

For purposes of this Appendix:

The “All In Cap” includes both the fund level and class specific operating expenses excluding (a) taxes, (b) portfolio brokerage commissions, (c) interest (d) underlying fund expenses (acquired fees), (e) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the business of the Portfolios, and (f) fees under any agreement or plans of the “Funds” dealing with services for shareholders and others with beneficial interests in shares of the Portfolio.

“Expense Limit” means the percentage of a Fund’s average annual net assets on an annualized basis set forth below.

The Adviser contractually agrees to reduce its management fee for a Fund of the Trust, or if necessary make payment to a Fund, in an amount equal to the amount by which the Expenses of such Fund exceed the Expense Limit for such Fund set forth in the table below.

The Expense Limit for each of the Funds for the purposes of the Appendix shall be as follows:

	Classes:
Fund:	A	B	C	1	I

Floating Rate Income	1.20%	1.95%	1.95%	0.85%	0.85%

Optimized All Cap	1.30%	2.00%	2.00%	--	0.85%

Optimized Value	1.29%	1.99%	1.99%	0.85%	0.84%

This expense reimbursement shall continue in effect until December 31, 2009 and thereafter until terminated by the Adviser on notice to the Trust.

E-1

APPENDIX F

Advisory Fee Contractual Reimbursement –Fund Level

For purposes of this Appendix:

“Expenses” means the expenses of a Fund excluding (a) taxes; (b) brokerage commissions; (c) interest; (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust’s business; (e) Rule 12b-1 fees; (f) transfer agency fees; (g) blue sky fees; (h) printing and postage; (i) acquired fees; and (j) short dividend.

“Expense Limit” means the percentage of a Fund’s average annual net assets on an annualized basis set forth below.

The Adviser contractually agrees to reduce its management fee for a Fund of the Trust, or if necessary make payment to a Fund, in an amount equal to the amount by which the Expenses of such Fund exceed the Expense Limit for such Fund set forth in the table below.

The Expense Limit for each of the Funds for the purposes of the Appendix shall be as follows:

Fund	Expense Limit
Optimized All Cap	0.80%

Optimized Value	0.80%

Floating Rate Income	0.80%

This expense reimbursement shall continue in effect until December 31, 2009 and thereafter until terminated by the Adviser on notice to the Trust.

F-1

APPENDIX G

Advisory Fee Contractual Reimbursement –Fund Level

For purposes of this Appendix:

“Other Expenses” means the expenses of a Fund excluding: (a) taxes; (b) brokerage commissions; (c) interest; (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust’s business; (e) management fees; (f) Rule 12b-1 fees; (g) transfer agency fees; (h) blue sky fees; (i) printing and postage; (j) acquired fees; and (k) short dividend.

“Expense Limit” means the percentage of a Fund’s average annual net assets on an annualized basis set forth below.

The Adviser contractually agrees to reduce its management fee for a Fund of the Trust, or if necessary make payment to a Fund, in an amount equal to the amount by which the Other Expenses of such Fund exceed the Expense Limit for such Fund set forth in the table below.

The Expense Limit for each of the Funds for the purposes of the Appendix shall be as follows:

Fund	Expense Limit
Absolute Return**	0.05%

Retirement Distribution*	0.09%

Retirement Rising Distribution*	0.09%

Total Bond Market**	0.075%

Value**	0.25%

*This expense reimbursement shall continue in effect until December 31, 2008 and thereafter until terminated by the Adviser on notice to the Trust.

**This expense reimbursement shall continue in effect until December 31, 2009 and thereafter until terminated by the Adviser on notice to the Trust.

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APPENDIX H

Advisory Fee Contractual Waiver – Fund Level

The contractual advisory fee waiver set forth in this Appendix shall apply as follows:

The Adviser has agreed to waive its management fees for the Fund so that the amount retained by the Adviser after payment of the subadvisory fees for each such Fund does not exceed the amount stated below of the Fund’s average annual net assets.

Fund	Limit
American Diversified Growth & Income*	0.00%

American Fundamental Holdings*	0.00%

American Global Diversification Holdings*	0.00%

International Value**	0.45%

Smaller Company Growth***	0.45%

*These advisory fee waivers shall continue in effect until July 1, 2009 and thereafter until terminated by the Adviser on notice to the Trust.

**These advisory fee waivers shall continue in effect until December 31, 2009 and thereafter until terminated by the Adviser on notice to the Trust.

***These advisory fee waivers shall continue in effect until October 10, 2009 and thereafter until terminated by the Adviser on notice to the Trust.

H-1

APPENDIX I

Advisory Fee Voluntary Reimbursement –Fund Level

For purposes of this Appendix:

“Expenses” means all the expenses of a Fund excluding: (a) taxes; (b) portfolio brokerage commissions; (c) interest; (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust’s business; (e) management fees; (f) Rule 12b-1 fees; (g) transfer agency fees and service fees; (h) blue sky fees; (i) printing and postage; (j) acquired fees; and (k) fees under any agreements or plans of the Trust dealing with services for shareholders and others with beneficial interests in shares of the Trust.

“Expense Limit” means the percentage of a Fund’s average annual net assets on an annualized basis set forth below.

The Adviser voluntarily agrees to reduce its management fee for a Fund of the Trust, or if necessary make payment to a Fund, in an amount equal to the amount by which the Expenses of such Fund exceed the Expense Limit for such Fund set forth in the table below.

The voluntary Expense Limit for each of the Funds for the purposes of this Appendix shall be as follows:

Fund	Expense Limit
American Diversified Growth and Income	0.06%

American Fundamental Holding	0.06%

American Global Diversification	0.06%

Index 500	0.05%

International Equity Index	0.05%

Lifestyle Balance – Class 5	0.07%

Lifestyle Growth – Class 5	0.07%

Lifestyle Moderate – Class 5	0.07%

Mid Cap Index	0.075%

Small Cap Index	0.075%

This expense reimbursement shall continue in effect until terminated at any time by the Adviser on notice to the Trust.

I-1

APPENDIX J

Advisory Fee Voluntary Reduction – Fund Level

The voluntary advisory fee reduction set forth in this Appendix shall apply as follows:

The Adviser has also voluntarily agreed to reduce the management fee for each T. Rowe Fund by the amount that the subadvisory fee is reduced. T. Rowe Price has voluntarily agreed to waive a portion of its subadvisory fee for the Blue Chip Growth Fund, Equity-Income Fund, Health Sciences Fund, Science & Technology Fund, Small Company Value Fund, Spectrum Income Fund and Real Estate Equity Fund. This waiver is based on the combined average daily net assets of these Funds and the following funds of John Hancock Trust: Blue Chip Growth Trust, Equity-Income Trust, Health Sciences Trust, Mid Value Trust, Science & Technology Trust, Small Company Value Trust, Spectrum Income Trust and Real Estate Equity Trust (collectively, the “T. Rowe Funds”).

The percentage reduction is as follows:

Combined Average Daily Net Assets of the	Fee Reduction (As a Percentage of
T. Rowe Funds	the Subadvisory Fee)

First $750 million	0.00%

Next $750 million	5.0%

Next $1.5 billion	7.5%

Over $3 billion	10.0%

This voluntary fee reduction shall continue in effect until terminated at any time by the Adviser on notice to the Trust.

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APPENDIX K Advisor Fee Voluntary Waiver

Fund Level

John Hancock Investment Management Services (the “Adviser”), as the investment adviser for the John Hancock Lifestyle and Lifecycle Portfolios (the “Fund”), receives a fee of 0.05% on assets invested in funds of John Hancock Funds II and John Hancock Funds III and 0.50% on all other investments.

The Fund invests in other mutual funds, of which some or all of the investments are mutual funds managed by the Adviser who receives an advisory fee for such services. The voluntary adviser fee waiver shall apply as follows:

The Adviser has voluntarily agreed to waive its advisory fees for the Fund so that the amount retained by the Adviser after payment of subadvisory fees, including Adviser fees collected on the underlying investments after payment of subadvisory fees, does not exceed 0.50% of the Fund’s average annual net assets.

This advisory fee waiver is voluntary and can be terminated at any time by the Adviser on notice to the Trust.

K-1